UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 5, 2011

Commission	Registrant, State of Incorporation,	I.R.S. Employer
File Number	Address and Telephone Number	Identification No.

1-8809	SCANA Corporation	57-0784499
(a South Carolina corporation)
1426 Main Street, Columbia, South Carolina
29201
(803) 217-9000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

SCANA Corporation (“SCANA”) entered into an underwriting agreement dated May 5, 2011 (the “Underwriting Agreement”) with Morgan Stanley & Co. Incorporated, UBS Securities LLC and Wells Fargo Securities, LLC, each individually and acting as representatives of the underwriters named in the Underwriting Agreement, for the sale of $300,000,000 aggregate principal amount of the Company’s Medium Term Notes due May 15, 2021 (the “Notes”), which bear interest at a fixed rate of 4.75% per annum.

This Current Report on Form 8-K is being filed for the purpose of filing the exhibits hereto for incorporation into the Registration Statement (File No. 333-163075) relating to the offering of the Notes. A copy of the Underwriting Agreement is filed as Exhibit 1.01, an opinion of Ronald T. Lindsay, Esq., relating to the Notes, is filed as Exhibit 5.01, an opinion of Troutman Sanders LLP, relating to the Notes, is filed as Exhibit 5.02, the consent of Ronald T. Lindsay, Esq. is filed as Exhibit 23.01, the consent of Troutman Sanders LLP is filed as Exhibit 23.02, and certain information relating to Item 14 - “Other Expenses of Issuance and Distribution”, relating to Registration Statement (File No. 333-163075) is filed as Exhibit 99.01.

Item 9.01 Financial Statements and Exhibits

(d)           Exhibits

Exhibit

1.01

Underwriting Agreement, dated May 5, 2011, between the Company and Morgan Stanley & Co. Incorporated, UBS Securities LLC, Wells Fargo Securities, LLC, Deutsche Bank Securities Inc. and Mitsubishi UFJ Securities (USA), Inc., each individually and acting as representatives of the underwriters named in the Underwriting Agreement (Filed herewith).

5.01	Opinion of Ronald T. Lindsay, Esq., relating to the Notes (Filed herewith).

5.02	Opinion of Troutman Sanders LLP, relating to the Notes (Filed herewith).

23.01	Consent of Ronald T. Lindsay, Esq. (Filed as part of opinion filed as Exhibit 5.01).

23.02	Consent of Troutman Sanders LLP (Filed as part of opinion filed as Exhibit 5.02).

99.01	Information Relating to Item 14 — Other Expenses of Issuance and Distribution, relating to Registration Statement on Form S-3 (File No. 333-163075) (Filed herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCANA Corporation
(Registrant)

May 6, 2011	By:	/s/ James E. Swan IV
James E. Swan, IV
Controller